Exhibit 99.1

Innovative Industrial Properties Reports Resolution to Default by PharmaCann

SAN DIEGO, CA – January 30, 2025 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today that it has reached an agreement with PharmaCann Inc. and its affiliates (collectively, PharmaCann) to resolve PharmaCann’s existing defaults under leases for eleven properties that the Company owns (collectively, the “Leases”), previously announced by IIP on December 20, 2024.

The key terms of the agreement between PharmaCann and IIP are as follows:

•	IIP fully utilized security deposits held by it under all Leases for the payment in full of defaulted rent for December 2024 and January 2025 and certain penalties.
•	IIP entered into amendments with PharmaCann with respect to nine of the Leases for properties located in New York, Illinois, Pennsylvania, Ohio, and Colorado as follows:
o	Increased the total required security deposits, which will be paid pro-rata over thirty-six months commencing February 1, 2027.
o	Reduced cumulative total base rent from $2.8 million per month to $2.6 million per month, with cash rent payments commencing February 1, 2025.
•	IIP entered into amendments with PharmaCann with respect to two of the Leases for cultivation properties in Michigan and Massachusetts, as follows:
o	PharmaCann will work with IIP to transition the properties to new tenant(s) by contributing the licenses, subject to regulatory requirements, and providing other support as requested by IIP.
o	If the properties have not been transitioned to new tenant(s) by August 1, 2025, IIP will regain full control and PharmaCann will have no further obligations under the Leases for these properties
o	Monthly base rent of $1.3 million will be abated in full effective February 1, 2025.
•	In consideration of IIP entering into the Lease amendments described above:
o	Additional equity capital is being contributed to PharmaCann by certain of PharmaCann’s current investors.
o	PharmaCann issued an interest-bearing, secured promissory note to IIP (the “Note”), which matures February 1, 2035 (or earlier upon a change of control or certain other events). The Note is junior to PharmaCann’s existing senior secured facility and is secured by all of PharmaCann’s assets, including licenses, where allowed by law.
o	PharmaCann agreed that, except for refinancing the existing senior secured credit facility and the additional equity investments, it may not incur additional indebtedness without IIP’s consent until full repayment of the Note or its cancellation.
•	If PharmaCann is not able to refinance its existing senior secured credit facility maturing June 30, 2025, all modifications to the Leases described herein will immediately be null and void and the Leases will revert to the terms in effect as of January 1, 2025 and the Note will be cancelled.

The transactions described above, including the amendments to the Leases, became effective on January 28, 2025. Effective as of such date and excluding the Leases for the Michigan and Massachusetts cultivation properties, IIP leases to PharmaCann nine properties in five states, comprised of 434,000 square feet and representing total invested and committed capital of approximately $223 million, inclusive of the unfunded tenant improvement allowance in the New York cultivation lease.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

Innovative Industrial Properties Forward-Looking Statements

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding PharmaCann’s observance of the amended terms of the Leases, including payment of rent and replenishment of security deposits; IIP’s ability to re-lease its cultivation properties in Michigan and Massachusetts that are currently leased to PharmaCann and PharmaCann’s assistance with such process; IIP’s receipt of any payments under the Note, are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IIP Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332